TIAA-CREF Life Funds
Explanatory Note to Form N-SAR
for the period ended December 31, 2014


Item 77 Q1. Other Exhibits

Amendment to the Investment Advisory Agreement

On April 28, 2014, under Conformed Submission 485BPOS, accession number, 0000930413-14-002024, a copy of the Form of Amendment dated May 1, 2014
(the Amendment) to the Investment Advisory Agreement between Teachers Advisors, Inc. and the TIAA-CREF Life Funds (the Trust) was previously filed with the SEC as exhibit 99.D(15) to the Trust's Registration Statement. This Amendment is incorporated herein by reference as an exhibit to Sub-Item 77Q1 of Form N-SAR.